EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock, par value $.0001 per share, of Frost Hanna Capita Group, Inc. is filed on behalf of each of us.


Date: December 8, 1997                                /S/ PHILLIP FROST, M.D.
                                                      -------------------------
                                                          Phillip Frost, M.D.

                                                      FROST-NEVADA, LIMITED
                                                      PARTNERSHIP

                                                      /S/ NEIL FLANZRAICH
                                                      -------------------------
Date: December 8, 1997                                Neil Flanzraich
                                                      President of Frost-
                                                      Nevada Corporation,
                                                      General Partner

                                                      FROST-NEVADA CORPORATION

                                                      /S/ NEIL FLANZRAICH
                                                      -------------------------
Date: December 8, 1997                                    Neil Flanzraich
                                                          President

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